UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

DiamondCluster International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22125	36-4069408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

John Hancock Center
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611
(Address of principal executive offices)

312-255-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The undersigned Registrant (the “Company”) hereby amends its April 28, 2005 Current Report on Form 8-K as follows:

1.	The Company is revising the financial information furnished pursuant to Item 2.02 to reflect a change in the previously reported income tax benefit recorded in the fourth quarter of fiscal year 2005 from a benefit of $18.2 million to a benefit of $13.9 million. Income tax benefit for the full fiscal year was also revised from a benefit of $17.5 million to a benefit of $13.2 million. A portion of the previously reported tax benefit was reclassified to additional paid in capital. As a result of these revisions, net income decreased from the previously reported $24.3 million for the fourth quarter of fiscal year 2005 to $20.1 million, and net income for fiscal year 2005 decreased from the previously reported $37.3 million to $33.0 million.

The revision of this non-cash item has no impact on the Company’s net revenue, income before income taxes, cash flow from operations, cash balance, total assets or total liabilities. Additionally, net income per diluted share before the reversal of the deferred tax asset valuation allowance is not affected by this amendment. A copy of the revised financial information is attached hereto as Exhibit 99.

2.	The Company is revising the reconciliation of pro-forma net income per diluted share to reported net income furnished pursuant to Item 2.02 with a revised reconciliation set forth below to reflect the change to the reported income tax benefit and reported net income for the three and twelve months ended March 31, 2005.

Item 2.02. Results of Operations and Financial Condition

In the press release dated April 28, 2005, the Company disclosed net income per diluted share before the reversal of a deferred tax asset valuation allowance. The reversal of the US portion of the deferred tax asset valuation allowance in the fourth quarter was a significant one-time benefit to income, therefore, management believes that by disclosing diluted earnings per share before the reversal of the valuation allowance and reconciling to reported net income per diluted share below, the Company provides a consistent metric upon which its business may be evaluated. Excluding the impact of the reversal of the US portion of the deferred tax asset valuation allowance, the Company’s earnings remained at $0.16 per share in the fourth quarter of fiscal year 2005 and $0.52 for the full fiscal year 2005, compared with $0.09 per diluted share in the fourth quarter of fiscal year 2004 and a loss of ($0.17) per diluted share for the full fiscal year 2004.

Amounts in thousands, except per share data:

	Quarter ended	Fiscal Year ended
	March 31, 2005	March 31, 2005
Reported net income	$20,053	$33,038
Deduct: Reported income tax benefit	(13,907)	(13,245)
Deduct: Income tax expense if US valuation allowance had not been reversed	(300)	(962)

Pro-forma net income	$5,846	$18,831

Pro-forma diluted earnings per share	$0.16	$0.52

Reported diluted earnings per share	$0.53	$0.91

Common shares outstanding assuming dilution	37,623	36,281

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits
Exhibit 99 – Amended financial information, furnished pursuant to Item 2.02

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDCLUSTER INTERNATIONAL, INC.
	By:	/s/ Karl E. Bupp
Karl E. Bupp
May 12, 2005		Chief Financial Officer